                                                                    EXHIBIT 10.1



                   AMENDED AND RESTATED EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT, dated as of September 1, 1997, as amended and restated as of April 27, 1998, is between ITXC Corp., a Delaware corporation (the "Company"), and Tom Evslin (the "Executive").

          WHEREAS, the Executive is the founder of the Company and has served as Chairman and Chief Executive Officer of the Company since its formation; and

          WHEREAS, the Company desires to assure the continuing services of the Executive, the Executive desires to continue employment with the Company, and each desires to enter into an agreement to provide for the terms of such employment set forth herein;

          WHEREAS, the Company and the Executive entered into an employment agreement in September 1997 (the "Prior Agreement"); and

          WHEREAS, the Company and the Executive desire to amend and restate the Prior Agreement,

          NOW, THEREFORE, the Company and the Executive, intending for this Agreement to amend and restate the Prior Agreement in its entirety, hereby agree as follows:

          1.  Employment, Duties and Acceptance Term.
              --------------------------------------

          1.1  Employment, Duties.  The Company hereby employs the Executive for
               ------------------
the Term (as defined in Section 1.4), to render services to the Company as Chairman and Chief Executive Officer (reporting directly to the Company's Board of Directors), and to perform such other duties consistent with such position as
may be assigned to the Executive by the Board of Directors.   Notwithstanding
the foregoing, the Company expressly acknowledges and agrees that (i) the Executive shall render consultancy services to AT&T Corp. pursuant to the terms set forth on Schedule 1.1 attached hereto (the "AT&T Consulting Agreement") and
             ------------
(ii) as the Executive may, in his sole and absolute discretion, deem appropriate, the Executive may be a member of the board of directors of corporations other than the Company.

          1.2  Acceptance.  The Executive hereby accepts such employment and
               ----------
agrees to render the services described above. During the Term, the Executive agrees to devote substantially all of the Executive's business time, effort and skill to promote the interests of the Company, except as may be required by the AT&T Consulting Agreement or as a result of his membership on the board of directors of another corporation and except for normal holiday and vacation periods and of periods of illness and incapacity. The Executive further agrees to accept election, and to serve during all or any part of the Term, as an officer or director of any subsidiary of the Company, without any additional compensation therefor.

          1.3  Location.  The duties to be performed by the Executive hereunder
               --------
shall be performed primarily at the headquarters office of the Company, subject to reasonable travel requirements on behalf of the Company; the location of such office shall not be changed outside of a radius of 25 miles from its current location without the Executive's consent.

          1.4  The Term.  The term of the Executive's employment under this
               --------
Agreement (the "Term") shall commence on the date hereof and shall end on March 31, 2000 (or such later date to which the Term may be extended by mutual written agreement between the Company and the Executive), unless earlier terminated as hereinafter provided.

          2.  Compensation; Benefits.
              -----------------------

          2.1 (a) As compensation for services to be rendered pursuant to this Agreement, the Company agrees to pay the Executive during the Term a base salary, payable in accordance with the Company's payment policy for executive officers, at the annual rates set forth below, less such deductions or amounts to be withheld as required by applicable law and regulations (the "Base Salary"), plus such increases as may be implemented from time to time in accordance with this Section 2.1(a). Any increase in the Base Salary from the annual rates set forth below shall be implemented by the Company only if approved by the Board of Directors of the Company (or, if such Board delegates such authority to its Compensation Committee, by such Compensation Committee)in its discretion. In the event that the Board (or such Compensation Committee, if applicable), in its sole discretion , from time to time determines to increase the Base Salary, such increased amount shall, from and after the effective date of the increase, constitute "Base Salary" for purposes of this Agreement and shall not thereafter be reduced except as otherwise contemplated by Section 2.1(b) hereof. The Executive shall be entitled to annual compensation reviews in which all aspects of his compensation (including, without limitation, benefits) will be compared with the compensation (including, without limitation, benefits) of chief executive officers of similarly situated companies toward the objective of providing the Executive with appropriate rewards and incentives.

          (b) Subject to Section 2.1(a) hereof, (i) for the period ending August 31, 1998, the Base Salary shall be not less than a rate of Two Hundred Thousand ($200,000) Dollars per year, (ii)for the period from September 1, 1998 through December 31, 1998 (the "Second Period"), the Base Salary shall be not less than a rate of Three Hundred Thousand ($300,000)Dollars per year and
(iii)for the balance of the Term (the "Balance Period"), the Base Salary shall not be less than a rate of Two Hundred Thousand ($200,000), Dollars per year, provided that with respect to the Balance Period, any diminution in Base Salary from that paid during the Second Period shall be implemented only after the Company's Board of Directors (or, if such Board delegates such authority to its Compensation Committee, such Compensation Committee)reviews the Executive's total compensation (including, without limitation, benefits) and provides the Executive with incentives and/or performance-based compensation arrangements that, in such Board's or Committee's view and sole discretion, properly incentivize the Executive under the circumstances then prevailing.

          2.2  Bonus.  In addition to the amounts to be paid to the Executive
               -----
pursuant to Section 2.1, the Executive shall be paid annual bonuses of not less than 50%, but no more than 100%, of the Base Salary. The amount of the annual bonus shall be determined by the Board of Directors of the Company (or, if such Board delegates such authority to its Compensation Committee, by such Compensation Committee), in its sole discretion, and shall be contingent upon the Company's achieving the performance objectives determined by the Board of Directors of the Company (or, if such Board delegates such authority to its Compensation Committee, by such Compensation Committee) before the start of the year in which such bonus is to be paid. For the first bonus period (year ending December 31, 1998), however, the performance objectives to be achieved shall (i) be determined by the Company's Board of Directors (or, if such Board delegates such authority to its Compensation Committee, by such Compensation Committee)no later than June 30, 1998 and (ii) take into account (a) the Executive's efforts in raising capital sufficient to enable the Company to meet its operational objectives, (b) the Executive's efforts in implementing the Company's WWeXchange and managed service offerings, (c) the Executive's efforts in recruiting and managing the Company's management team, (d) the Company's performance of its Market Trial Agreement with AT&T Corporation and (e) the Company's achievement of traffic goals as recalculated after the Company's April 1998 capital financing.

          2.3  Business Expenses.  The Company shall pay or reimburse the
               -----------------
Executive for all expenses actually incurred or paid by the Executive during the Term in the performance of the Executive's services under this Agreement, upon presentation of expense statements or vouchers or such other supporting information as the Company customarily may require of its officers.

          2.4  Vacation.  During the Term, the Executive shall be entitled to
               --------
four (4) weeks paid vacation per year, taken in accordance with the vacation policy of the Company during each year of the Term.

          2.5  Fringe Benefits.  The Executive shall be entitled to all benefits
               ---------------
for which the Executive shall be eligible under the Company's 1998 Stock Incentive Plan and any qualified pension plan, 401(k) plan, group insurance or other so-called "fringe" benefit plan which the Company provides to its employees generally, together with executive medical benefits for the Executive, as from time to time in effect for executives of the Company generally.

          3. Termination; Severance.  The Executive's employment Term may be
             ----------------------
earlier terminated as follows:

          3.1  By the Company.
               --------------

          (a)  For Cause.  The Company may, by majority vote of the Board of
               ---------
Directors of the Company and written notice to the Executive, terminate his employment for Cause (as defined below) and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive no further compensation or benefits hereunder, except any as shall have been accrued to the date of such termination or as required by law. "Cause" means any of the following: (i) the willful and continued failure
      -----
by the Executive to substantially perform any of his material duties hereunder or to follow the reasonable and lawful orders of the Board of Directors of the Company, provided the Executive has received written notice of such failure from
         --------
the Board of Directors, the Executive has been given 30 days to cure such failure and the Executive has failed to effect such cure; (ii) any act of fraud, moral turpitude, misappropriation of material assets of the Company or similar conduct against the Company; (iii) the conviction of the Executive for a felony or (iv) any material breach (other than an inadvertent and curable breach) of the non-competition covenant contained in Section 4 hereof or the confidentiality covenant contained in Section 5 hereof.

          (b)  For other than Cause.  The Company may at any time, by giving at
               --------------------
least sixty (60) days prior written notice to the Executive, terminate his employment for any reason. In the event the Company terminates the Executive's employment for other than Cause, the Executive shall be entitled to receive, in addition to compensation and other benefits accrued to the date of termination and anything else the Executive may be entitled to at law or in equity, the severance payments set forth in Section 3.4 below.

          3.2  By the Executive.
               ----------------

          (a)  For Good Reason.  The Executive may at any time by giving at
               ---------------
least thirty (30) days prior written notice to the Company terminate his employment for Good Reason (as defined below) and, upon such termination, this Agreement shall terminate and the Executive shall be entitled to receive, in addition to compensation and other benefits accrued to the date of termination and anything else the Executive may be entitled to at law or in equity, the severance payments set forth in Section 3.4 below. "Good Reason" means the
                                                     -----------
Company's breach of any material provision of this Agreement (including, without limitation, any failure to pay the compensation or provide the benefits described in Section 2 hereof or any reduction in the Executive's position or change in the nature of the Executive responsibilities from that contemplated in
Section 1.1 hereof); provided the Company has received written notice of such
                     --------
breach from the Executive, the Company has been given 30 days to cure such breach and the Company has failed to effect such cure.

          (b)  For other than Good Reason.  The Executive may at any time, by
               --------------------------
giving at least sixty (60) days prior written notice to the Company, resign from the Company. In the event the Executive terminates his employment for other than Good Reason, this Agreement shall terminate and the Executive shall be entitled to receive no further compensation or benefits hereunder, except any as shall have accrued to the date of such termination or as required by law.

         3.3  Death; Disability.  If the Executive shall die during the Term,
              -----------------
the Term shall terminate and no further compensation or benefits shall be payable hereunder except any as shall have been accrued to the date of such termination or as required by law. If during the Term the Executive shall become physically or mentally disabled, whether totally or partially, such that the Executive is unable to perform the Executive's services hereunder for a period of one hundred and fifty (150) consecutive days, or two hundred and ten
(210) non-consecutive days during a
period of three hundred and sixty-five (365) days, the Company shall have the right to terminate this Agreement within sixty (60) days after the Company ascertains that it has the right to terminate this Agreement, in which case no further compensation or benefits shall be payable hereunder except any as shall have been accrued to the date of such termination or as required by law.

         3.4  Severance.  In the event this Agreement is terminated (i) by the
              ---------
Company for other than Cause or (ii) by the Executive for Good Reason, the Executive shall be entitled to receive his salary (pursuant to Section 2.1) and other benefits, paid at the Company's option in bi-weekly or monthly installments, for a period of one (1) year. In addition, the Executive shall receive a pro rata portion of the annual bonus (pursuant to Section 2.2) for the year in which such termination occurs (the "Pro Rata Bonus"). Within ten (10) days of such termination, the Company shall pay the Executive the Pro Rata Bonus. In the event that the Company fails to pay (within five days after receiving written notice of default) any amount required to be paid to Executive pursuant to this Section 3.4, the Executive shall have no further obligation to comply with Section 4 hereof; provided, however, that if the Company fails to make any such payments due to a lack of sufficient financial resources to make such payments, (i) the Executive shall remain obligated to comply with Section 4 hereof for a period of ninety days after the Company first defaults in its obligations under this Section 3.4 (but in no event for a period expiring after the last day in which Section 4 would be operative had the Company made all required payments) and (ii) the Executive shall not solicit any employee of the Company to leave his or her employ with the Company for a period of twelve months after the termination of Executive's employment with the Company.

          4.  Covenant not to Compete.
              -----------------------

         4.1 The Executive covenants and agrees that he shall not, directly or indirectly, anywhere within the United States or Canada, (1) become "Associated With" any "Competing Business" or (2) solicit, sell, call upon or induce others to solicit, sell or call upon, directly or indirectly, any customer or prospective customer of the Company for the purpose of inducing any such customer or prospective customer to purchase, license or lease a product or service of a Competing Business. Notwithstanding the foregoing, nothing in this
Section 4 shall preclude Executive from becoming "Associated With" an entity (including, without limitation, any telephone company) that (a) is engaged predominantly in the business of providing telephony services to retail (and not wholesale) customers and does not otherwise satisfy the definition of a "Competing Business" below, or (b) as part of its overall business, engages in the provision of internet telephony services to wholesale customers if and only if (A) Executive's responsibilities in connection with Executive's association with such entity do not include the provision of such internet telephony services and (B) the provision of internet telephony services to wholesale customers does not represent a substantial portion of such entity's overall business activities. For purposes of this Agreement, the following terms shall have the following meanings:

     "Competing Business" means the business of any person, corporation (for profit or not for profit) or other entity which indirectly or directly provides internet telephony services, including without limitation, (i) linking internet telephone service providers ("ITSPs") to each other; (ii) providing billing and settlement services to internet telephony customers; and/or (iii) connecting participating ITSPs to telephone numbers using a combination of internet providers and traditional telephony for wholesale or retail customers.

     "Associated With" means serving as an owner, officer, employee, independent contractor, agent or a holder of 5% or more of any class of equity securities of, director, trustee, member, consultant or partner of any person, corporation (for profit or not for profit) or other entity engaged in a Competing Business.

          4.2 Subject to Section 3.4 hereof, the covenant not to compete set forth in Section 4.1 of this Agreement shall restrict the Executive from the date of this Agreement until the earliest of: (a) two (2) years following termination of this Agreement (x) by the Company for Cause or (y) by the Executive for other than Good Reason; (b) one (1)year following termination of this Agreement (i) by the Company other than for Cause or (ii) by the Executive for Good Reason; and (c) upon termination of this Agreement, if this Agreement terminates pursuant to Section 3.3 hereof or upon expiration of the Term.

          4.3 If any of the covenants contained in Sections 4.1 or 4. 2, or any part thereof, hereafter are construed to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid portions.

         4.4 If any of the covenants contained in Sections 4.1, 4.2 or 5, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision to the maximum extent possible and, in its reduced form, said provision shall then be enforceable.

         4.5 The parties hereto intend to and hereby confer jurisdiction to enforce the covenants contained in Sections 4.1 and 4.2 upon the courts of any state within the geographical scope of such covenants. In the event that the courts of any one or more of such states shall hold such covenants wholly unenforceable by reason of the breadth of such covenants or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the Company's right to the relief provided above in the courts of any other states within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions, the above covenants as they relate to each state being for this purpose severable into diverse and independent covenants.

         4.6. In the event that any action, suit or other proceeding in law or in equity is brought to enforce the covenants contained in Sections 4.1 and 4.2 or to obtain money damages for the breach thereof, and such action results in the award of a judgment for money damages or in the granting of any injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Company in such action, suit or other proceeding shall (on demand of the Company) be paid by the Executive. In the event the Company fails to obtain a judgment for money damages or an injunction in favor of the Company, all expenses (including reasonable attorneys' fees) of the Executive in such action, suit or other proceeding shall (on demand of the Executive) be paid by the Company.

          5.  Confidential Information and Materials.
              --------------------------------------

          5.1 "Confidential Information" means any information including without limitation plans, specifications, drawings, sketches, models, samples, data, computer programs, documentation, reports, accountings, and other technical and/or business information, that can be communicated by any means whatsoever, including without limitation oral, visual, written and electronic transmission, that relates to the Company's current or future business, products, services or development including, without limitation:

                    (i) products and services, including without limitation existing hardware and software products and hardware and software in various stages of research and development;

                    (ii) business policies, practices, and customer and supplier lists and information pertaining to customers and suppliers; and

                    (iii) information received from others that the Company is obligated to treat as confidential or proprietary.

Confidential Information shall include the Inventions as defined in Section 1 hereof and shall also include any materials that relate to, pertain to, record or embody any of the foregoing.

          5.2 "Confidential Information" shall not include information which would otherwise fit the definition of Confidential Information above if Executive can conclusively establish to the Company that such information has:

                    (i) entered or was in the public domain other than due to the breach by Executive or another, by act or omission, of any obligation owed to the Company;

                    (ii) become demonstrably known to Executive prior to the Company's disclosure of such information to Executive;

                    (iii) become demonstrably known by or available to Executive from a source other than the Company subsequent to the disclosure by the Company of such information to Executive, without any breach by act or omission of any obligation of confidentiality owed to the Company, as evidenced by written documents received by Executive.

          5.3. Executive acknowledges that (1) the Confidential Information has been or will be developed at considerable time, expense and effort by or on behalf of the Company, (2) the Confidential Information is or likely will be unique and constitute valuable property of the

Company, (3) the Confidential Information provides or likely will provide the Company with a valuable competitive advantage, (4) the Confidential Information has been or will be owned by or on behalf of the Company or disclosed to the Company by third parties with an expectation of confidentiality and (5) Executive shall not have any ownership or other proprietary interest in any Confidential Information, notwithstanding that it may be necessary for the Company to disclose some or all of the Confidential Information to Executive in confidence in order for Executive to perform his duties for the Company.

          5.4 With respect to Confidential Information:

          5.4.1 Executive shall use the Confidential Information only in the performance of his duties to the Company, and shall not use or permit to be used any Confidential Information at any time (whether during or after his employment) for personal benefit, for the benefit of any other individual, firm, corporation or other entity, or in any manner adverse to the Company's interests; and

          5.4.2 Executive shall not disclose or permit to be disclosed any Confidential Information at any time (whether during or after his employment) except to authorized personnel of the Company, unless (x) the Company (or other owner of the Confidential Information) consents in advance in writing or (y) such Confidential Information is required to be disclosed by any court or governmental agency, or (z) the Confidential Information is required to be disclosed in connection with the hearing of any dispute between the parties, provided that in the case of any disclosure pursuant to clause (y) or (z), Executive shall provide to the Company advance written notice of the proposed disclosure and the Company shall be entitled to seek an appropriate protective order to prevent the disclosure or to otherwise preserve confidentiality.

          5.5 Executive shall take all reasonable security precautions, at least as great as the precautions Executive takes to protect Executive's own confidential information, to maintain the confidentiality of the Confidential Information.

          5.6 Executive shall notify the Company immediately upon discovery of any unauthorized disclosure or use of Confidential Information, whether by Executive or others, or any other breach of this Agreement by Executive, and shall cooperate with the Company in every reasonable way to help the Company regain possession of the Confidential Information and prevent further disclosure and/or unauthorized use.

          5.7 Confidential Information may be reproduced, summarized or otherwise copied only for the performance of Executive's duties to the Company. Executive shall segregate all materials that comprise, relate to, pertain to, record or embody any Confidential Information from the confidential materials of others in order to prevent commingling.

          5.8 Executive shall return all originals, copies, reproductions and summaries of Confidential Information upon any termination of Executive's employment with the Company and also upon the Company's request.

          5.9 All Confidential Information is and shall remain the property of the Company. It is expressly agreed and understood that by disclosing information to Executive, the Company does not grant any express or implied right to Executive under any of the Company's patents, copyrights, service marks or trademarks.


          6.  Intellectual Property.
              ---------------------

         6.1 The Executive agrees that all patents, patent rights, copyrights or any pending applications for registration thereof (if registered) relating to the Company's business of providing Internet protocol telephony services and operation of gateways, including, without limitation, computer programs and all related material, licenses, inventions, research records, trade secrets, processes, procedures, designs, engineering specifications and drawings and analyses (collectively, "Intellectual Property") developed, invented or made by him during the Term shall belong to the Company; provided that such Intellectual Property was the result of the Executive's work with the Company or any of its subsidiaries or affiliates during the Term.

         6.2 If any Intellectual Property is described in a patent application or is disclosed to third parties, directly or indirectly, by the Executive within three (3) months after the termination of the Executive's employment by the Company, it is to be presumed that the Intellectual Property was developed, invented or made during the Term.

          7.  Indemnification.
              ---------------

         The Company shall indemnity the Executive, to the maximum extent permitted by applicable law and except for any willful act, omission or gross negligence, against all claims, liabilities, damages, losses, costs, charges and expenses (including, without limitation, reasonable legal fees and expenses) incurred, suffered or sustained by the Executive in connection with any pending or threatened action, suit or proceeding to which the Executive may be made a party by reason of the Executive's being an officer, director or employee of the Company or of any subsidiary or affiliate of the Company. The right of indemnification herein provided shall nor be deemed a waiver of any of the rights to which the Executive may be entitled as a matter of law and any rights of indemnity under any insurance policy carried by the Company.

          8.  Notices.
              -------

         All notices, requests, consents and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, sent by overnight courier or mailed first class, postage prepaid, by registered or certified mail (notices mailed shall be deemed to have been given on the date mailed), as follows (or to such other address as either party shall designate by notice in writing to the other in accordance herewith):

          If to the Company, to:

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

          ITXC Corp.
          219 North Center Drive
          North Brunswick, New Jersey 08902
          Attention:  Chief Financial Officer

          If to the Executive, to:

          Tom Evslin
          107 Library Place
          Princeton, New Jersey  08540

          9.  General.
              -------

          9.1  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed entirely in New Jersey.

          9.2  Section Headings.  The section headings contained herein are for
               ----------------
reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          9.3  Assignability.  This Agreement, and the Executive's rights and
               -------------
obligations hereunder, may not be assigned by the Executive. The Company may not assign its rights, together with its obligations, hereunder without the express written consent of the Executive.

          9.4  Subsidiaries and Affiliates.  As used herein, the term
               ---------------------------
"subsidiary" shall mean any corporation or other business entity controlled directly or indirectly by the corporation or other business entity in question, and the term "affiliate" shall mean and include any corporation or other business entity directly or indirectly controlling, controlled by or under common control with the corporation or other business entity in question.

          9.5  Amendments.  This Agreement may be amended, modified. superseded.
               ----------
canceled, renewed or extended and the terms or covenants hereof may be waived, only by a written instrument executed by both of the parties hereto, or in the case of a waiver, by the party waiving compliance. The failure of either party at any time or times to require performance of any provision hereof shall in no manner affect the right at a later time to enforce the same. No waiver by either party of the breach of any term or covenant contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such breach, or a waiver of the breach of any other term or covenant contained in this Agreement.

         9.6  Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts, each of which shall be deemed an original and enforceable against the parties actually executing such counterpart, and all of which together shall constitute one and the same instrument

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

         9.7  Further Assurances.  Each of the parties hereto shall, from time
              ------------------
to time, upon the request of the other party hereto, duly execute, acknowledge and deliver or cause to be duly executed, acknowledged and delivered, all such further instruments and documents reasonably requested by the other party to further effectuate the intent and purposes of this Agreement.

         9.8  Entire Agreement.  This Agreement sets forth the entire agreement
              ----------------
and understanding of the parties relating to the subject matter hereof and supersedes all prior agreements, arrangements and understandings, written or oral, relating to the subject matter hereof, including without limitation the Prior Agreement. No representation, promise or inducement has been made by either party that is not embodied in this Agreement, and neither party shall be bound by or liable for any alleged representation, promise or inducement not so set forth.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                              ITXC CORP.

                                    /s/ Edward B. Jordan
                              By: _____________________________
                                  Edward B. Jordan

                              Executive:

                                    /s/ Tom Evslin
                              ________________________________
                              Tom Evslin

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

                Schedule 1.1--Terms of AT&T Consulting Agreement

1. Term not to extend beyond May 31, 1998 unless such extension is approved by the Board of Directors or Compensation Committee of ITXC.

2. Consult with AT&T on a project-by-project basis and not in conflict with the interests of ITXC.

3 AT&T acknowledgment that any intellectual property created by the Executive for ITXC in the course of his work for ITXC since July 17, 1997 is not the property of AT&T.

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